                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                 ---------------


                                   FORM 8-K/A
                                 AMENDMENT NO. 1

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):          May 8, 2000
                                                    ----------------------------


                          MENTOR GRAPHICS CORPORATION
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)



             OREGON                        0-13442               93-0786033
--------------------------------------------------------------------------------
   (State or other jurisdiction          (Commission           (IRS Employer
        of incorporation)                File Number)        Identification No.)



            8005 S.W. BOECKMAN ROAD,                              97070-7777
                 WILSONVILLE, OR
--------------------------------------------------------------------------------
    (Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code:     (503) 685-7000
                                                    ----------------------------

                                    NO CHANGE
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On May 8, 2000, pursuant to the Plan and Agreement of Merger (the "Merger Agreement") by and among Mentor Graphics Corporation, an Oregon corporation ("Mentor Graphics"), Mentor Graphics Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of Mentor Graphics ("Sub"), and Escalade Corp., a Delaware corporation ("Escalade"), dated as of April 27, 2000, Sub was merged with and into Escalade (the "Merger"). As a result of the Merger, Escalade has become a wholly owned subsidiary of Mentor Graphics.

         At the time the Merger became effective on May 8, 2000, each outstanding share of Preferred Stock of Escalade was converted into a right to receive $0.0632894 per share in cash and each outstanding share of Common Stock of Escalade was converted into a right to receive $0 per share. The aggregate amount of cash payable by Mentor Graphics in connection with the Merger is $3,500,000, a portion of which is being applied to certain of Escalade's expenses of the transaction.

         The cash payable in the Merger is being funded from Mentor Graphics' available cash balances. The amount of consideration payable in connection with the transaction was determined in arms-length negotiations between Mentor Graphics and Escalade.

         Escalade is a provider of Hardware Description Language (HDL) graphical design tools for application specific integrated circuits (ASICs) and field programmable gate arrays (FPGAs). Mentor Graphics will continue to support Escalade's DesignBook HDL graphical design product, and customers will be offered an upgrade path to Mentor's next-generation graphical design product.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                  Audited Consolidated Balance Sheets of Escalade as of December 31, 1998 and 1999, and related audited Consolidated Statements of Operations, Stockholders' Equity (Deficit) and Cash Flows of Escalade for each of the years in the two-year period ended December 31, 1999. Included as pages F-1 to F-16 of this Form 8-K/A Amendment No. 1.

         (b)      PRO FORMA FINANCIAL INFORMATION.

                  Pro forma Balance Sheet as of December 31, 1999 and pro forma Statement of Operations for the year ended December 31, 1999. Included as pages F-17 to F-21 of this Form 8-K/A Amendment No. 1.

         (c)      EXHIBITS.

                  2.1 Plan and Agreement of Merger dated as of April 27, 2000 among Mentor Graphics Corporation, Mentor Graphics Acquisition, Inc. and Escalade Corp. (Included with original Form 8-K filed by Registrant on May 12, 2000)

                  23.1     Consent of KPMG LLP.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         MENTOR GRAPHICS CORPORATION
                                         (Registrant)


Date: July 24, 2000                      By: /s/ Dean Freed
                                             -----------------------------------
                                             Dean M. Freed
                                             Vice President and General Counsel

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors and Stockholders
Escalade Corp.:


We have audited the accompanying consolidated balance sheets of Escalade Corp. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Escalade Corp. and subsidiaries as of December 31, 1999 and 1998, and the results of their operations, and their cash flows for the years then ended in conformity with generally accepted accounting principles.

KPMG LLP

Portland, Oregon
July 23, 2000

                                 ESCALADE CORP.

                           Consolidated Balance Sheets

                      (In thousands, except per share data)


                                                                                                     DECEMBER 31,
                                                                                       -----------------------------------------
                                     ASSETS                                                    1999                  1998
                                                                                       -------------------   -------------------

Current assets:
     Cash and cash equivalents                                                      $           1,622     $              71
     Accounts receivable, net                                                                     503                 1,595
     Deposits and prepaid expenses                                                                106                    97
                                                                                       -------------------   -------------------

                 Total current assets                                                           2,231                 1,763

Property and equipment, net                                                                       660                   759
Other assets                                                                                       82                    83
                                                                                       -------------------   -------------------

                                                                                    $           2,973     $           2,605
                                                                                       ===================   ===================

                              LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
     Accounts payable                                                               $             243     $             927
     Accrued liabilities                                                                          347                   746
     Deferred revenue                                                                             390                   429
     Customer deposits                                                                            599                   672
     Notes payable, current                                                                       242                   315
     Deferred rent, current                                                                        53                   149
                                                                                       -------------------   -------------------

                 Total current liabilities                                                      1,874                 3,238

Notes payable, noncurrent                                                                         244                   343
Deferred rent, noncurrent                                                                         128                   181
                                                                                       -------------------   -------------------

                                                                                                2,246                 3,762
                                                                                       -------------------   -------------------

Commitments and contingencies (note 8)

Stockholders' equity (deficit):
     Series A convertible preferred stock, $0.0001 par value; 7,025 shares authorized; 7,025 shares issued and outstanding at December 31,
        1999 and 1998                                                                               1                     1
     Series B convertible preferred stock, $0.0001 par value; 690 shares authorized; 690 shares issued and outstanding at December 31,
        1999 and 1998                                                                              --                    --
     Series C convertible preferred stock, $0.0001 par value; 2,464 shares authorized; 2,464 shares issued and outstanding at December 31,
        1999 and 1998                                                                              --                    --
     Series D convertible preferred stock, $0.0001 par value; 18,504 shares authorized; 7,231 and 6,832  shares issued and outstanding at
        December 31, 1999 and 1998, respectively                                                    1                    --
     Series D convertible preferred stock warrants; 11,273 and 10,988 shares
        issued and outstanding at December 31, 1999 and 1998, respectively                      4,611                 4,562
     Series E convertible preferred stock, $0.0001 par value; 18,750 shares authorized; 18,448 and -0- shares issued and outstanding at
        December 31, 1999 and 1998, respectively                                                    2                    --
     Series E convertible preferred stock warrants; 200 and -0- shares issued
        and outstanding at December 31, 1999 and 1998, respectively                                68                    --
     Common stock, $0.0001 par value; 80,000 shares authorized; 6,848 and
        4,253 shares issued and outstanding at December 31, 1999 and 1998,
        respectively                                                                                1                    --
     Common stock note receivable                                                                (147)                   --
     Additional paid-in capital                                                                21,843                14,118
     Accumulated deficit                                                                      (25,653)              (19,838)
                                                                                       -------------------   -------------------

                 Total stockholders' equity (deficit)                                             727                (1,157)
                                                                                       -------------------   -------------------

                                                                                    $           2,973     $           2,605
                                                                                       ===================   ===================


See accompanying notes to consolidated financial statements.

                                 ESCALADE CORP.

                      Consolidated Statements of Operations

                                 (In thousands)



                                                          YEAR ENDED DECEMBER 31,
                                                        ----------------------------
                                                            1999           1998
                                                        -------------  -------------

Licenses and maintenance revenues                     $    2,819     $    2,789
                                                        -------------  -------------

Costs and expenses:
    Cost of licenses and maintenance revenues                599            645
    Research and development                               4,305          4,821
    Selling, general and administrative                    3,664          4,355
                                                        -------------  -------------

            Total costs and expenses                       8,568          9,821
                                                        -------------  -------------

            Loss from operations                          (5,749)        (7,032)

Interest income                                              116             78
Interest expense                                            (132)          (124)
                                                        -------------  -------------

            Net loss before income taxes                  (5,765)        (7,078)

Provision for income taxes                                   (50)          (135)
                                                        -------------  -------------

            Net loss                                  $   (5,815)    $   (7,213)
                                                        =============  =============


See accompanying notes to consolidated financial statements.

                                 ESCALADE CORP.

           Consolidated Statements of Stockholders' Equity (Deficit)

                     Years ended December 31, 1999 and 1998

                                 (In thousands)




                                       SERIES A                   SERIES B                  SERIES C                   SERIES D
                                    PREFERRED STOCK           PREFERRED STOCK            PREFERRED STOCK           PREFERRED STOCK
                                 ------------------------  ------------------------   ------------------------  --------------------
                                  SHARES        AMOUNT       SHARES       AMOUNT       SHARES        AMOUNT       SHARES      AMOUNT
                                 ----------   -----------  -----------  -----------   ----------   -----------  -----------  -------

Balance at December 31, 1997     7,025     $       1          690     $     --        2,464     $      --        4,865     $     --

Issuance of Series D preferred
    stock, net of issuance costs    --            --           --           --           --            --        1,843           --
Subscription received for
    Series D preferred stock        --            --           --           --           --            --           --           --
Issuance of Series D preferred
    stock warrants                  --            --           --           --           --            --           --           --
Exercise of Series D preferred
    stock warrants                  --            --           --           --           --            --          124           --
Common stock                        --            --           --           --           --            --           --           --
Net loss                            --            --           --           --           --            --           --           --
                                 ----------   -----------  -----------  -----------   ----------   -----------  -----------  -------

Balance at December 31, 1998     7,025             1          690           --        2,464            --        6,832           --

Issuance of Series D preferred
    stock, net of issuance costs    --            --           --           --           --            --          261            1
Issuance of Series D preferred
    stock warrants                  --            --           --           --           --            --           --           --
Exercise of Series D preferred
    stock warrants                  --            --           --           --           --            --          138           --
Issuance of Series E preferred
    stock                           --            --           --           --           --            --           --           --
Issuance of Series E preferred
    stock warrants                  --            --           --           --           --            --           --           --
Issuance of common stock            --            --           --           --           --            --           --           --
Repurchase of common stock          --            --           --           --           --            --           --           --
Net loss                            --            --           --           --           --            --           --           --
                                 ----------   -----------  -----------  -----------   ----------   -----------  -----------  -------

Balance at December 31, 1999     7,025     $       1          690     $     --        2,464     $      --        7,231     $      1
                                 ==========   ===========  ===========  ===========   ==========   ===========  ===========  =======



                                        SERIES D
                                 PREFERRED STOCK WARRANTS
                                 ------------------------
                                  SHARES        AMOUNT
                                 ----------   -----------

Balance at December 31, 1997          7,892    $    3,300

Issuance of Series D preferred
    stock, net of issuance costs        --            --
Subscription received for
    Series D preferred stock            --            --
Issuance of Series D preferred
    stock warrants                    3,220         1,314
Exercise of Series D preferred
    stock warrants                     (124)          (52)
Common stock                            --            --
Net loss                                --            --
                                 ----------   -----------

Balance at December 31, 1998         10,988         4,562

Issuance of Series D preferred
    stock, net of issuance costs        --            --
Issuance of Series D preferred
    stock warrants                      423           108
Exercise of Series D preferred
    stock warrants                     (138)          (59)
Issuance of Series E preferred
    stock                               --            --
Issuance of Series E preferred
    stock warrants                      --            --
Issuance of common stock                --            --
Repurchase of common stock              --            --
Net loss                                --            --
                                 ----------   -----------

Balance at December 31, 1999         11,273    $    4,611
                                 ==========   ===========





                                          SERIES E                     SERIES E
                                      PREFERRED STOCK          PREFERRED STOCK WARRANTS           COMMON STOCK
                                ---------------------------   ---------------------------  -----------------------------
                                    SHARES         AMOUNT        SHARES         AMOUNT        SHARES          AMOUNT
                                -------------   -----------   ------------   ------------  ------------   --------------

Balance at December 31, 1997          --      $     --             --      $      --      $  3,499      $        --

Issuance of Series D preferred
    stock, net of issuance costs      --            --             --             --            --               --
Subscription received for
    Series D preferred stock          --            --             --             --            --               --
Issuance of Series D preferred
    stock warrants                    --            --             --             --            --               --
Exercise of Series D preferred
    stock warrants                    --            --             --             --            --               --
Common stock                          --            --             --             --           754               --
Net loss                              --            --             --             --            --               --
                                -------------   -----------   ------------   ------------  ------------   --------------

Balance at December 31, 1998          --            --             --             --         4,253               --

Issuance of Series D preferred
    stock, net of issuance costs      --            --             --             --            --               --
Issuance of Series D preferred
    stock warrants                    --            --             --             --            --               --
Exercise of Series D preferred
    stock warrants                    --            --             --             --            --               --
Issuance of Series E preferred
    stock                         18,448             2             --             --            --               --
Issuance of Series E preferred
    stock warrants                    --            --            200             68            --               --
Issuance of common stock              --            --             --             --         2,596                1
Repurchase of common stock            --            --             --             --            (1)              --
Net loss                              --            --             --             --            --               --
                                -------------   -----------   ------------   ------------  ------------   --------------

Balance at December 31, 1999      18,448      $      2            200      $      68         6,848      $         1
                                =============   ===========   ============   ============  ============   ==============



                                                                                            TOTAL
                                    COMMON          ADDITIONAL                          STOCKHOLDERS'
                                   STOCK NOTE         PAID-IN         ACCUMULATED          EQUITY
                                   RECEIVABLE         CAPITAL           DEFICIT           (DEFICIT)
                                 ---------------   ---------------   ---------------   ----------------

Balance at December 31, 1997    $    --          $    13,205       $   (12,625)      $      3,881

Issuance of Series D preferred
    stock, net of issuance costs     --                  757                --                757
Subscription received for
    Series D preferred stock         --                   49                --                 49
Issuance of Series D preferred
    stock warrants                   --                   --                --              1,314
Exercise of Series D preferred
    stock warrants                   --                   52                --                 --
Common stock                         --                   55                --                 55
Net loss                             --                   --            (7,213)            (7,213)
                                 ---------------   ---------------   ---------------   ----------------

Balance at December 31, 1998             --            14,118          (19,838)            (1,157)

Issuance of Series D preferred
    stock, net of issuance costs         --               132               --                133
Issuance of Series D preferred
    stock warrants                       --                --               --                108
Exercise of Series D preferred
    stock warrants                       --                59               --                 --
Issuance of Series E preferred
    stock                                --             7,319               --              7,321
Issuance of Series E preferred
    stock warrants                       --                --               --                 68
Issuance of common stock               (147)              215               --                 69
Repurchase of common stock               --                --               --                 --
Net loss                                 --                --           (5,815)            (5,815)
                                 ---------------   ---------------   ---------------   ----------------

Balance at December 31, 1999    $      (147)     $     21,843      $   (25,653)      $        727
                                 ===============   ===============   ===============   ================



See accompanying notes to consolidated financial statements.

                                 ESCALADE CORP.

                      Consolidated Statements of Cash Flows

                                 (In thousands)



                                                                             YEAR ENDED DECEMBER 31,
                                                                        ----------------------------------
                                                                             1999              1998
                                                                        ----------------  ----------------

Cash flows from operating activities:
    Net loss                                                          $          (5,815)  $    (7,213)
    Adjustments to reconcile net loss to net cash used
       in operating activities:
         (Gain) loss on fixed assets                                                 (6)           54
         Depreciation and amortization                                              331           463
         Expense related to warrant issuance                                         68            36
         Changes in assets and liabilities:
            Accounts receivable                                                   1,092          (922)
            Prepaid expenses and other assets                                        (8)          (73)
            Accounts payable                                                       (684)          761
            Accrued liabilities                                                    (399)          382
            Deferred revenue                                                        (39)          300
            Customer deposits                                                       (73)           81
            Other liabilities                                                      (149)          (61)
                                                                        ----------------  ----------------

              Net cash used in operating activities                              (5,682)       (6,192)
                                                                        ----------------  ----------------

Cash flows from investing activities:
    Purchase of property and equipment                                             (238)         (835)
    Proceeds on sale of fixed assets                                                 12            --
                                                                        ----------------  ----------------

              Net cash used in investing activities                                (226)         (835)
                                                                        ----------------  ----------------

Cash flows from financing activities:
    Proceeds from issuance of preferred stock, net
       of issuance costs                                                          7,562         2,084
    Proceeds from issuance of common stock, net of issuance costs                    --            55
    Exercise of stock options                                                        69            --
    Principal payments under notes payable                                         (172)         (257)
    Proceeds from related party loan                                                 --           120
    Repayment of capital leases                                                      --          (213)
    Proceeds from bank loan                                                          --           547
                                                                        ----------------  ----------------

              Net cash provided by financing activities                           7,459         2,336
                                                                        ----------------  ----------------

              Net increase (decrease) in cash and cash equivalents                1,551        (4,691)

Cash and cash equivalents at beginning of year                                       71         4,762
                                                                        ----------------  ----------------

Cash and cash equivalents at end of year                              $           1,622   $        71
                                                                        ================  ================

Summary of non-cash investing and financing activities:
    Issuance of common stock in exchange for note
       receivable                                                     $             147   $        --
                                                                        ================  ================


See accompanying notes to consolidated financial statements.

                                 ESCALADE CORP.

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

                     (All numerical references in thousands,
                     except percentages and per share data)




(1)   THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES

      (a)   THE COMPANY

            Escalade Corp. (the Company) was incorporated in the State of Delaware on October 1, 1993. The Company develops software products for use in high-level design automation in foreign and domestic markets.

      (b)   PRINCIPLES OF CONSOLIDATION

            The consolidated financial statements include the accounts of the Company and its wholly owned French subsidiary. All significant intercompany balances and transactions have been eliminated.

      (c)   REVENUE RECOGNITION

            The Company's revenue recognition policies are in compliance with American Institute of Certified Public Accountants' Statement of Position 97-2, SOFTWARE REVENUE RECOGNITION, as amended.

            The Company's revenues are derived from license revenues for its software and related services, which include maintenance and support, training and consulting services. For agreements not requiring significant customization and implementation services or complex interfaces, license revenues are recognized upon shipment of the product if a signed contract exists, the fee is fixed and determinable and collection of the resulting receivable is probable. In instances where a significant vendor obligation exists, revenue recognition is delayed until the obligation has been satisfied. Annual maintenance and support revenues consist of ongoing support and unspecified product updates and are recognized ratably over the term of the contract. Revenues from training and consulting are recognized when the services are performed. For the multiple-element agreements, the revenue is allocated to each individual element based on vendor specific objective evidence of its fair value.

      (d)   RESEARCH AND DEVELOPMENT COSTS

            Software development costs are included in research and development and are expensed as incurred. Completion of a working model of the Company's products and general release have substantially coincided. As a result, the Company has not capitalized any software development costs during 1999 since the amounts have not been material.


                                      F-6                            (Continued)

                                 ESCALADE CORP.

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

                     (All numerical references in thousands,
                     except percentages and per share data)


      (e)  CASH AND CASH EQUIVALENTS

           All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents and those with maturities greater than three months but less than one year are considered short-term investments. At December 31, 1999 and 1998, the Company had no investments with original maturities greater than three months.

      (f)  CONCENTRATION OF CREDIT RISK OF FINANCIAL INSTRUMENTS

           Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. Substantially all of the Company's cash and cash equivalents are invested in highly liquid money market funds with major financial institutions. The Company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers. The Company maintains an allowance for doubtful accounts receivable based upon the expected collectibility of all accounts receivable. The allowance for doubtful accounts was $-0- and $22 at December 31, 1999 and 1998, respectively.

           At December 31, 1999, receivables from three customers represented 20%, 19% and 13% of the Company's accounts receivables. At December 31, 1998, receivables from two customers represented 30% and 13% of the Company's accounts receivable. No other customers represented over 10% of accounts receivable as of December 31, 1999 and 1998.

      (g)  FAIR VALUE OF FINANCIAL INSTRUMENTS

           Statement of Financial Accounting Standards (SFAS) No. 107, DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The following methods and assumptions were used to estimate the fair value of the Company's financial instruments.

           The carrying amounts for cash, accounts receivable, accounts payable and accrued liabilities approximate their respective fair values because of the short-term maturity of these items. The carrying amounts for notes payable approximate their respective fair values since they bear interest at rates close to prevailing market rates.


                                      F-7                            (Continued)

                                 ESCALADE CORP.

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

                     (All numerical references in thousands,
                     except percentages and per share data)


      (h)  PROPERTY AND EQUIPMENT

           Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the shorter of estimated useful lives of the assets, generally four years, or the lease term. The costs of repairs and maintenance are expensed as incurred.

           As required by SFAS No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, management reviews long-lived assets and the related intangible assets for impairment whenever events or changes in circumstances indicate the carrying amount of the assets may not be recoverable. Recoverability of these assets is determined by comparing the forecasted undiscounted net cash flows of the operation to which the assets relate, to the carrying amount including associated intangible assets of the operation. If the operation is determined to be unable to recover the carrying amount of its assets, then intangible assets are written down first, followed by the other long-lived assets of the operation, to fair value. Fair value is determined based on discounted cash flows or appraised values, depending upon the nature of the assets.

      (i)  DEFERRED RENT

           The Company accounts for rent expense in accordance with provisions of SFAS No. 13, ACCOUNTING FOR LEASES. Under SFAS No. 13, rent expense is recognized on a straight-line basis with the difference between the actual amounts paid and amounts recognized as rent expense in the statement of operations included in other liabilities.

      (j)  INCOME TAXES

           The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts and tax balances of existing assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

      (k)  STOCK-BASED COMPENSATION

           The Company has adopted SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, which defines a fair value based method of accounting for employee stock options and similar equity instruments. As is permitted under SFAS No. 123, the Company has elected to continue to account for its stock-based compensation plans under APB Opinion No. 25 and provide the pro forma disclosures as prescribed by SFAS No. 123.


                                     F-8                             (Continued)

                                 ESCALADE CORP.

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

                     (All numerical references in thousands,
                     except percentages and per share data)


      (l)  CUSTOMER DEPOSITS

           Customer deposits are comprised of deposits made by major foreign distributors which will be applied to future purchases.

      (m)  ADVERTISING

           The Company expenses costs of advertising when the costs are incurred. Advertising expense was approximately $280 for the year ended December 31, 1999.

      (n)  COMPREHENSIVE INCOME

           The Company has no material components of other comprehensive loss so the comprehensive loss is the same as net loss for all periods presented.

      (o)  USE OF ESTIMATES

           The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2)   BALANCE SHEET COMPONENTS


                                                              DECEMBER 31,
                                                  --------------------------------------
                                                       1999                 1998
                                                  ----------------    ------------------

Property and equipment:
   Company equipment, software and
     purchased software                        $             925   $             709
   Furniture and fixtures                                    125                 251
   Leasehold improvements                                     13                   8
                                                  ----------------    ------------------

                                                           1,063                 968

   Less accumulated depreciation and
     amortization                                           (403)               (209)
                                                  ----------------    ------------------
                                               $             660   $             759
                                                  ================    ==================


                                      F-9                            (Continued)

                                 ESCALADE CORP.

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

                     (All numerical references in thousands,
                     except percentages and per share data)


(3)   NOTES PAYABLE

      The Company's notes payable obligations consist of at December 31:


                                                             1999                 1998
                                                        ----------------    -----------------

     Notes payable under term facility, monthly
        principal and interest payments of $9;
        interest at prime plus 0.75% (9.25% at
        December 31, 1999); final payment due
        May 14, 2001                                 $             153   $              --
     Notes payable under term facility, monthly
        principal and interest payments of $11;
        interest at prime plus 1.00% (9.50% at
        December 31, 1999); final payment due
        June 14, 2002                                              333                 482
     Note payable under line of credit, interest
        at prime plus 1%; final payment due June
        1999                                                        --                 126
     Notes payable to related party, interest at
        1.75%
        of the face value of the loan plus 18% per
        annum; final payment due January 1999                       --                  50
                                                        ----------------    -----------------
                                                                   486                 658

     Less current portion                                         (242)               (315)
                                                        ----------------    -----------------
                                                     $             244   $             343
                                                        ================    =================

      The above term loans are collateralized by substantially all of the Company's assets presently owned or later acquired. Except for permitted liens, any security interest will be a first priority security interest in the collateral.

      Under the terms of the term loans, the Company is required to maintain certain financial ratios, and specified levels of tangible net worth and profitability on a quarterly basis. As of December 31, 1999, the Company was not in compliance with the aforementioned financial covenants. The Company received a waiver from the Bank related to being out of compliance with the covenants.

      Future minimum payments on the notes payable are as follows:


Year ending December 31:
   2000                                                           $            242
   2001                                                                        177
   2002                                                                         67
                                                                     ----------------
                                                                  $            486
                                                                     ================


                                      F-10                           (Continued)

                                 ESCALADE CORP.

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

                     (All numerical references in thousands,
                     except percentages and per share data)


(4)   STOCKHOLDERS' EQUITY

      (a)  CONVERTIBLE PREFERRED STOCK

           During 1999, the Company issued a total of 261 shares of Series D preferred stock, at a price of $1.11 per share for total proceeds (net of issuance costs) of approximately $241. In connection with the issue of the Series D preferred stock, the Company issued 423 warrants to purchase shares of Series D preferred stock for $0.0001 per share. The warrants are exercisable until September 30, 2002. During 1999, 138 warrants were exercised. Also in 1999, the Company issued a total of 18,448 shares of Series E preferred stock, at a price of $0.40 per share for total proceeds (net of issuance costs) of approximately $7,321.

           During 1998, the Company issued a total of 3,220,422 shares of Series D preferred stock at a price of $1.11 per share for total proceeds (net of issuance costs) of approximately $757,000. In connection with the issue of the Series D preferred stock, the Company issued 2,990,422 warrants to purchase shares of Series D preferred stock for $0.0001 per share. The warrants are exercisable until September 30, 2002. During 1998, 124,205 warrants were exercised. Also in 1998, the Company issued 230,000 warrants to purchase Series D preferred stock at $0.43 per share to a bank in connection with a loan financing. 100,000 of the warrants are exercisable in August 2003 and 130,000 are exercisable in October 2005.

           The Board of Directors is authorized to issue an aggregate number of 47,432 shares of convertible preferred stock, of which 7,025 shares have been designated as Series A, 690 shares have been designated as Series B, 2,464 shares have been designated as Series C, 18,504 shares have been designated as Series D and 18,750 shares have been designated Series E (collectively preferred stock). Through December 31, 1999, the Company issued 7,025, 690, 2,464, 7,231 and 18,448 shares of Series A, Series B, Series C, Series D and Series E convertible preferred stock, respectively.

           The rights, preferences, privileges and restrictions thereof are set forth in the Company's Amended and Restated Certificate of Incorporation, and are summarized as follows:

           CONVERSION

           Each share of Series A, Series B, Series C, Series D and Series E preferred stock is convertible at the option of the holder into one share of common stock, subject to certain adjustments, as defined in the Certificate of Incorporation, as amended during March 1999. The preferred stock shall automatically be converted upon the effective date of a public offering of common stock for which the aggregate proceeds are at least $20,000 and the offering price is at least $1.22 per share. A total of 31,750 shares of common stock have been reserved for issuance upon the conversion of the preferred stock.


                                      F-11                           (Continued)

                                 ESCALADE CORP.

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

                     (All numerical references in thousands,
                     except percentages and per share data)


           LIQUIDATION

           In the event of liquidation, the holders of Series A, Series B, Series C, Series D and Series E preferred stock are entitled to receive in preference to the holders of common stock an amount equal to their original issue price of $0.84 per share for each share of Series A, $3.65 per share for each share of Series B, $1.11 per share for each share of Series C, $0.42 per share for each share of Series D and $0.40 per share for each share of Series E, plus all declared but unpaid dividends. In the event funds are sufficient to make a complete distribution to the holders of Series A, Series B, Series C, Series D and Series E preferred stock as described above, the remaining assets will be distributed ratably among the holders of the common stock and the Series A, Series C, Series D and Series E preferred stock, assuming full conversion to common stock, up to a limit of $1.68, $2.22, $0.84 and $0.80 per share for Series A, Series C, Series D and Series E, respectively. Thereafter, any assets available for distribution shall be distributed to the holders of the common stock.

           DIVIDENDS

           Holders of the Series A, Series B, Series C, Series D and Series E preferred stock are entitled to receive noncumulative dividends of $0.06, $0.26, $0.08, $0.04 and $0.04 per share, respectively, when declared by the Board of Directors. Such dividends are payable in preference to any dividends for common stock declared by the Board of Directors. As of December 31, 1999, no dividends have been declared or paid.

           In the event of any proposed equity offering, the holders of Series A, Series B, Series C, Series D and Series E preferred stock have a preference right of purchase. In the event holders do not exercise their right, the Company has the right to offer shares for sale to the public on terms no less favorable for a period of 120 days. This preference right will terminate upon an initial public offering.

           VOTING

           The holders of Series A, Series B, Series C, Series D and Series E preferred stock have the number of votes equal to the number of shares of common stock issuable upon conversion of the preferred stock.

      (b)  SERIES E PREFERRED STOCK WARRANTS

           The Company entered into a stock purchase warrant agreement with a bank in connection with certain bridge loan agreements. Under the agreement, the Company issued the bank warrants to purchase up to 200 shares of Series E preferred stock at $0.40 per share. These warrants expire in April 2004.


                                      F-12                           (Continued)

                                 ESCALADE CORP.

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

                     (All numerical references in thousands,
                     except percentages and per share data)


           The fair value of the warrants to be issued to the bank was determined by applying the Black-Scholes methodology using the commitment date of the loan as the measurement date. The per share weighted average fair market value was $0.34 per share on the date of grant, with the following weighted averaged assumptions: Risk-free interest rate of 5.7%, expected dividend yield -0-%, a five year term, and an expected volatility of 100%. The fair value of $68 was recognized as interest expense during 1999, the term of the loan.

(5)   STOCK OPTION PLAN

      In October 1993, the Board of Directors adopted the 1993 Stock Option Plan (the Plan) which provides for the granting of incentive stock options and nonstatutory stock options to employees, officers and consultants of the Company for up to 2,194 shares of common stock. The Plan has subsequently been amended to reserve an additional 9,000 shares of common stock for issuance, bringing the total reserved under the Plan to 11,194 shares. In accordance with the Plan, the stated exercise price shall be at the estimated fair market value of common stock on the date of grant for incentive stock options and nonstatutory stock options, respectively, as determined by the Board of Directors. Options granted to a stockholder who owns more than 10% of the outstanding stock of the Company at the time of grant must be issued at an exercise price not to be less than (i) 100% of the fair value of the stock on the date of grant in the case of incentive stock options and (ii) 110% of the fair value of the stock on the date of grant in the case of nonstatutory stock options. Options generally vest over a four-year period and expire over terms not exceeding ten years.

      At December 31, 1999, 2,578 shares were available for future grant. Stock options outstanding, the weighted average exercise price and transactions involving the stock option plans are summarized as follows:


                                                         SHARES            PRICE
                                                     ---------------   --------------

Balance at December 31, 1997                               3,468     $       0.08

Granted                                                    3,305             0.08
Exercised                                                   (754)            0.08
Canceled                                                    (634)            0.08
                                                     ---------------

Balance at December 31, 1998                               5,385             0.08

Granted                                                    7,123             0.08
Exercised                                                 (2,596)            0.08
Canceled                                                  (1,296)            0.08
                                                     ---------------

Balance at December 31, 1999                               8,616     $       0.08
                                                     ===============


                                      F-13                           (Continued)

                                 ESCALADE CORP.

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

                     (All numerical references in thousands,
                     except percentages and per share data)


      The following table summarizes information about options outstanding and exercisable at December 31, 1999:


                                     OUTSTANDING                              EXERCISABLE
                    -----------------------------------------------   ----------------------------
      RANGE OF                        REMAINING         WEIGHTED                       WEIGHTED
      EXERCISE       NUMBER OF       CONTRACTUAL        AVERAGE        NUMBER OF       AVERAGE
       PRICE           SHARES       LIFE (YEARS)         PRICE          SHARES          PRICE
    -------------   -------------  ----------------   -------------   ------------   -------------

 $      0.08             8,616           9.23       $     0.08             1,646   $     0.08


      SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, defines a fair value based method of accounting for an employee stock option and similar equity instrument. As is permitted under SFAS No. 123, the Company has elected to continue to account for its stock-based compensation plans under APB Opinion No. 25. The Company has computed, for pro forma disclosure purposes, the value of all options granted during 1999 using the minimum value option pricing model as prescribed by SFAS No. 123 using the following weighted average assumptions for grants for the year ended December 31:


                                                            1999              1998
                                                       ----------------   --------------

     Risk-free interest rate                                 5.7%           4.04-5.69%
     Expected dividend yield                                  --%                  --%
     Expected life (in years)                                  4                   4

      Using the minimum value methodology, the total value of options granted during 1999 and 1998 was $95 and $53, respectively, which would be amortized on a pro forma basis over the vesting period of the options. The weighted average fair value of options granted during 1999 and 1998 was $0.02 and $0.01 per share, respectively. If the Company had accounted for its stock-based compensation plans in accordance with SFAS No. 123, the Company's net income (loss) would approximate the pro forma disclosures below:


                                                           YEAR ENDED DECEMBER 31,
                                                       ---------------------------------
                                                            1999              1998
                                                       ----------------   --------------

     Year ended December 31:
        Net loss:
          As reported                               $        (5,815)    $       (7,213)
                                                       ================   ==============

          Pro forma                                 $        (5,869)    $       (7,243)
                                                       ================   ==============

      The effects of applying SFAS No. 123 in this pro forma disclosure are not indicative of future amounts. SFAS No. 123 does not apply to awards prior to January 1, 1995, and additional awards are anticipated in future years.


                                      F-14                           (Continued)

                                 ESCALADE CORP.

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

                     (All numerical references in thousands,
                     except percentages and per share data)



(6)   INCOME TAXES

      The difference between the expected tax expense, computed by applying the federal statutory rate of 34% to loss before taxes, and the actual tax expense is primarily due to the increase in the valuation allowance for deferred tax assets. No provision for federal or state income taxes has been recorded for the years ended December 31, 1999 and 1998 as the Company had incurred net operating losses. The tax provision recorded for the years ended December 31, 1999 and 1998 relates to taxes due in a foreign jurisdiction.

      The tax effects of temporary differences and net operating loss carryforwards which give rise to significant portions of deferred tax assets and deferred tax liabilities are as follows at December 31:


                                                            1999               1998
                                                       ----------------   ----------------

     Deferred tax assets:
        Research and experimentation
          credit carryforwards                      $          1,515    $         1,341
        Net operating loss carryforwards                       8,667              6,356
        Other                                                    860                897
                                                       ----------------   ----------------

                Total gross deferred tax assets               11,042              8,594

        Less valuation allowance                             (11,032)            (8,594)
                                                       ----------------   ----------------

                                                                  10                  --
                                                       ----------------   ----------------

     Deferred tax liabilities:
        Deferred revenue                                         (10)                 --
                                                       ----------------   ----------------

                Total gross deferred tax
                  liabilities                                    (10)                 --
                                                       ----------------   ----------------

                Net deferred tax assets             $             --    $             --
                                                       ================   ================


      The net change in the total valuation allowance was an increase of $2,438 and $3,054 for the years ended December 31, 1999 and 1998, respectively.

      At December 31, 1999, the Company has net operating loss carryforwards of approximately $23,537 and $9,654, respectively, to offset against future income for federal and state tax purposes, respectively. These carryforwards expire in 2012 through 2019. In addition, the Company has research and experimentation credits of $1,520, that will expire by 2019.


                                      F-15                           (Continued)

                                 ESCALADE CORP.

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998

                     (All numerical references in thousands,
                     except percentages and per share data)



(7)   COMMITMENTS AND CONTINGENCIES

      The Company leases its facility under a noncancellable operating lease which expires in September 2002. The lease provides for the lessee to pay all cost of utilities, insurance and taxes. Rent expense was $239 (net of sublease income of $183) for the year ended December 31, 1999.

      Future minimum payments under the Company's operating leases are disclosed below:


                                                                             OPERATING
                                                                               LEASES
                                                                          ----------------

     Fiscal year:
        2000                                                           $            390
        2001                                                                        384
        2002                                                                        297
                                                                          ----------------

                Total minimum lease payments                           $          1,071
                                                                          ================


(8)   SUBSEQUENT EVENTS

      On April 28, 2000, the Company entered into a merger agreement with Mentor Graphics Corporation. Upon the merger, the outstanding shares of the capital stock of the Company were converted into a right to receive cash from Mentor Graphics Corporation equal to $3,500, less amount payable by Escalade to three of its employees upon completion of merger, and less service and legal fees incurred by Escalade in connection with the merger, divided by 47,125, which was the number of outstanding Escalade preferred shares. All shares of common stock of Escalade issued and outstanding was converted to zero value because the amount distributed to holders of preferred shares did not equal or exceed their liquidation preferences.

                PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

        The following unaudited pro forma combined condensed financial statements give effect to a business combination between Mentor Graphics Corporation and Escalade Corp. accounted for as a purchase. The Pro Forma Combined Condensed Statements of Operations for the year ended December 31, 1999 present unaudited pro forma operating results of Mentor Graphics as if the purchase had occurred as of January 1, 1999. The Pro Forma Combined Condensed Balance Sheet presents the unaudited pro forma financial condition of Mentor Graphics as if the purchase had occurred as of December 31, 1999.

        The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been consummated at the beginning of the period presented, nor is it necessarily indicative of future operating results or financial position. The pro forma adjustments are based upon available information and assumptions that Mentor Graphics Corporation believes are reasonable under the circumstances.

        These pro forma combined condensed financial statements should be read in conjunction with the historical consolidated financial statements of (i) Mentor Graphics Corporation included in its Form 10-K for the year ended December 31, 1999, and (ii) Escalade Corp. included elsewhere herein.

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                DECEMBER 31, 1999
                                 (IN THOUSANDS)
                                   (UNAUDITED)



                                             MENTOR                           PRO FORMA
                                            GRAPHICS         ESCALADE        ADJUSTMENTS           PRO FORMA
                                         ---------------- ---------------- -----------------    ----------------

Assets
Current Assets:
    Cash and cash equivalents . . . . .  $        95,637  $         1,622  $         (3,800) (c) $       93,459
    Short-term investments. . . . . . .           37,550                -                 -              37,550
    Trade accounts receivable. . . . .           125,417              503                 -             125,920
    Prepaid expenses and other . . . .            32,315              106                 -              32,421
                                         ---------------- ---------------- -----------------    ----------------
           Total current assets. . . .           290,919            2,231            (3,800)            289,350
Property, plant and equipment, net. . .           83,970              660                 -              84,630
Term receivables, long-term. . . . . . .          31,695                -                 -              31,695
Other assets . . . . . . . . . . . . . .          42,755               82             3,517  (c)         46,354
                                         ---------------- ---------------- -----------------    ----------------
                                         $       449,339  $         2,973  $           (283)     $      452,029
                                         ================ ================ =================    ================

Liabilities and Stockholders' Equity
Current Liabilities:
    Short-term borrowings . . . . . . .  $             -  $           242  $              -      $          242
    Accounts payable . . . . . . . . . .           9,979              243                 -              10,222
    Customer deposits                                  -              599                 -                 599
    Income taxes payable . . . . . . . .          22,599                -                 -              22,599
    Accrued and other liabilities . . . .         78,713              347                 -              79,060
    Deferred rent . . . . . . . . . . . .              -               53               (53) (a)              -
    Deferred revenue . . . . . . . . . .          46,425              390                 -              46,815
                                         ---------------- ---------------- -----------------    ----------------
           Total current liabilities . .         157,716            1,874               (53)            159,537
Other long-term deferrals. . . . . . . .           1,221              372              (128) (a)          1,465
                                         ---------------- ---------------- -----------------    ----------------
    Total liabilities . . . . . . . . .          158,937            2,246              (181)            161,002
                                         ---------------- ---------------- -----------------    ----------------

Minority interest . . . . . . . . . . .            1,622                -                 -               1,622

Stockholders' Equity
    Common stock . . . . . . . . . . .           289,478                1                (1) (b)        289,478
    Common stock note receivable . . . .               -             (147)              147  (b)              -
    Perferred stock . . . . . . . . . .                -            4,683            (4,683) (b)              -
    Additional paid in capital. . . . .                -           21,843           (21,843) (b)              -
    Accumulated deficit . . . . . . . .          (20,362)         (25,653)           25,653  (b)        (19,737)
                                                                                      1,565  (c)
                                                                                       (940) (e)
    Accumulated other comprehensive                                                                           -
       income. . . . . . . . . . . . . .          19,664                -                 -              19,664
                                         ---------------- ---------------- -----------------    ----------------
           Total stockholders' equity . .        288,780              727              (102)            289,405
                                         ---------------- ---------------- -----------------    ----------------
                                         $       449,339  $         2,973  $           (283)     $      452,029
                                         ================ ================ =================    ================


See accompanying Notes to Pro Forma Combined Condensed Financial Statements

              PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)



                                                    MENTOR                                   PRO FORMA
                                                   GRAPHICS             ESCALADE            ADJUSTMENTS               PRO FORMA
                                              -------------------- -------------------- --------------------     -------------------

Net Revenue. . . . . . . . . . . . . . . .    $           511,134  $             2,819  $                 -      $          513,953
                                              -------------------- -------------------- --------------------     -------------------
Operating Expenses:
     Cost of revenues . . . . . . . . . .                 118,054                  599                  277  (d)            118,930
     Research and development. . . . . . .                118,848                4,305                    -                 123,153
     Selling, general and
         administrative . . . . . . . . . .               219,756                3,664                  264  (d)            223,684
     Special charges. . . . . . . . . . . .                25,821                    -                    -                  25,821
     Merger and acquisition related                                                                                                -
         charges . . . . . . . . . . . . .                 12,775                    -                  940  (e)             13,715
                                              -------------------- -------------------- --------------------     -------------------
               Total operating expenses. .                495,254                8,568                1,481                 505,303
                                              -------------------- -------------------- --------------------     -------------------
Income (loss) from operations . . . . . . .                15,880               (5,749)              (1,481)                  8,650
Other income (expense), net . . . . . . .                 (13,011)                 (16)                   -                 (13,027)
                                              -------------------- -------------------- --------------------     -------------------
Income (loss) before income taxes. . . .                    2,869               (5,765)              (1,481)                 (4,377)
Provision (benefit) for income taxes. . . .                   635                  (50)                   -                     585
                                              -------------------- -----------------------------------------     -------------------
Net income (loss) . . . . . . . . . . . . .   $             2,234  $            (5,715) $            (1,481)     $           (4,962)
                                              ==================== =========================================     ===================

Net income (loss) per share:
     Basic                                                 $ 0.03                                                           $ (0.08)
                                              ====================                                               ===================
     Diluted                                               $ 0.03                                                           $ (0.07)
                                              ====================                                               ===================
Shares used in per share calculations:
     Basic                                                 65,629                                                            65,629
                                              ====================                                               ===================
     Diluted                                               66,324                                                            66,324
                                              ====================                                               ===================


See accompanying Notes to Pro Forma Combined Condensed Financial Statements

           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)

The total estimated purchase price of the transaction has been allocated on a preliminary basis to assets and liabilities based on management's estimate of their fair values. The excess of the purchase price over the fair value of the net assets acquired has been allocated to goodwill and other intangible assets. These allocations are subject to change pending the completion of the final analysis of the total purchase price and fair values of the assets acquired and the liabilities assumed. The impact of such changes could be material.

     (a) To eliminate deferred rent, as this liability does not represent future obligations of Mentor Graphics.

     (b) To reflect the elimination of the historical stockholders' equity accounts of Escalade.

     (c) The total purchase price paid by Mentor Graphics is comprised of the following (in thousands):

         Cash paid................................................      $3,500
         Transaction costs........................................         300
                                                                        -------
              Net purchase price....................................    $3,800
                                                                        =======


         The purchase price is allocated to the assets and liabilities of Escalade as of December 31, 1999 based on preliminary fair values as follows (in thousands):


         Assets acquired:
              Current assets .....................................      $2,231
              Property, plant and equipment and other assets......       2,677
              Intangible Assets...................................       1,582
              In-process research and development.................         940
                                                                     ---------

         Less charge to accumulated deficit ......................      (1,565)
         Less liabilities assumed.................................      (2,065)
                                                                     ---------
              Net assets acquired.................................      $3,800
                                                                     =========


         Liabilities assumed included deferred revenue of $390 and excludes deferred rent of $425 as discussed in footnote (a) above. A charge of $1,565 was made to the accumulated deficit related to the change in net assets of Escalade between December 31, 1999 and the acquisition date.

     (d) To reflect the amortization expense related to application of purchase method of accounting related to developed technology, workforce and goodwill of $277, $67, and $197, respectively. Intangible assets will be amortized over a three-year period.

     (e) To record a charge for in-process research and development.

     (f) Mentor Graphics expects to record charges to operations subsequent to the purchase transaction to reflect the combination of the two companies. These charges are estimated to be approximately $500 to $700 and will include severance costs related to the termination of certain employees. Such costs or charges and related activities are currently being studied by Mentor Graphics and have not been finalized. These charges are not reflected in the pro forma combined condensed financial information.

                                INDEX TO EXHIBITS


   EXHIBIT
   NUMBER         DESCRIPTION
   ------         -----------

     2.1          Plan and  Agreement of Merger dated as of April 27, 2000 among  Mentor  Graphics  Corporation,
                  Mentor Graphics  Acquisition,  Inc. and Escalade Corp.  (Included with original Form 8-K filed by Registrant on May 12, 2000.)

                  The following schedules and exhibits to the Plan and Agreement of Merger have been omitted and will be provided to the Securities and Exchange Commission upon request:

                  Exhibit A                 Certificate of Merger
                  Schedule 2.2              Capitalization
                  Schedule 2.12             Litigation
                  Schedule of Exceptions

     23.1         Consent of KPMG LLP.